As filed with the Securities and Exchange Commission on February 8, 2001.

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         CHEQUEMATE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

         UTAH                                                76-0279816
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

330 Washington Blvd., Marina Del Rey, California             90292
(Address of principal executive offices)                    (Zip Code)

                        Consulting Compensation Agreement
                            (Full Title of the Plan)

                                 J. Michael Heil
                                President and CEO
                             124 Ferry Street, S.W.
                              Albany, Oregon 97321
                     (Name and Address of Agent For Service)

                                 (541) 791-4183
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                             George G. Chachas, Esq.
                                Wenthur & Chachas
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800

                         Calculation of Registration Fee

  =====================     =====================     =====================     =====================     =====================
                                                            Proposed                  Proposed
   Title Of Securities          Amount To Be            Maximum Offering          Maximum Aggregate             Amount Of
    To Be Registered             Registered              Price Per Share            Offering Price          Registration Fee
  ---------------------     ---------------------     ---------------------     ---------------------     ---------------------
    Common Stock, par
    value $0.001 per            50,000 Shares               $0.50(1)                  $25,000(2)                 $6.60
         share
  ---------------------     ---------------------     ---------------------     ---------------------     ---------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"), and based on the average of the bid and ask price of the Common Stock, as reported by the American Stock Exchange, on December 18, 2000.

                                     PART I.
                                     ------

                Information Required In Section 10(A) Prospectus
                ------------------------------------------------

     Chequemate International, Inc., doing business as C-3D Digital, Inc. ("C-3D") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files quarterly, annual and periodic reports and other information with the Securities & Exchange Commission ("Commission"). The Registration Statement, such reports and other information may be inspected and copies may be obtained, at prescribed rates, at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Website that contains reports and other information regarding reporting companies under the Exchange Act, including C-3D, at http://www.sec.gov.

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("SEC") as part of the S-8 Registration Statement. Information required to be given to Plan Participants is separately delivered in accordance with the requirements of Form S-8 and is not included or set out under this item. The written compensation contract ("Plan") simply provides for the registration of shares issued to consultants acquired under the agreements.

                                    PART II.
                                    --------

               Information Required in the Registration Statement
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

     Chequemate International, Inc., (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Prospectus dated March 17, 2000, filed pursuant to Rule 424(b)(3) in connection with the Registration Statement on Form S-3, dated March 28, 2000, as amended (Commission File Number 333-72797).

          (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2000.

          (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043), including any amendment or report filed for the purpose of updating such description.

          All  documents  subsequently  filed  by  the  Registrant  pursuant  to
     Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
-------  --------------------------

         Not applicable.

     The description of the rights and provisions applicable to the Common Stock are set forth in the Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043), which are incorporated by reference into this Registration Statement pursuant to Item 3(c), including any amendment or report filed for the purpose of updating such description,

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     Officers and directors of Registrant are subject to indemnification for ordinary and customary acts taken on behalf of the corporation to the maximum extent permitted under Utah law. In essential terms this provides that any errors of judgment, or act or omission not resulting from gross abuse or misfeasance are to be fully indemnified by the Registrant. Utah law also provides immunity from suit to officers and directors for acts or transactions completed by them in the normal and customary course of the business and when they are free of any adverse interest.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (h) of Item 9 below.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

     No securities being issued pursuant to this registration statement are being reoffered or resold through the registration. All securities offered hereunder are originally issued by the Registrant. Shares received pursuant to the consulting agreements are believed to be registered pursuant to the provisions of this Form S-8 registration.

Item 8.  Exhibits.
-------  ---------

         Exhibit

         3.1 Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043).

         3.2 Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A, Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043).

         5.1      Opinion of Wenthur & Chachas

         23.1     Consent of HJ & Associates, LLP

         23.2     Consent of Wenthur & Chachas (included in Exhibit 5.1).

         24.1     Power of Attorney (included on signature page).


Item 9.  Undertakings.
-------  -------------

         The undersigned registrant hereby undertakes:

         (a) (1)    To file,  during  any  period  in which  offers or sales are being  made,  a  post-effective  amendment  to this  Registration
               Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 (the "1933 Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

             (2)    That, for the purpose of determining any liability under the
               1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3)    To remove  from  registration  by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon on the date written below.


                                         CHEQUEMATE INTERNATIONAL, INC.
                                         A Utah Corporation


Dated: December 19, 2000                 /s/  J. Michael Heil
                                         -------------------
                                         By:  J. Michael Heil
                                         Its: Chief Executive Office

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That each person whose signature appears below constitutes and appoints J. Michael Heil, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


  Signature                        Title                         Date
  ---------                        -----                         ----

/s/ J. Michael Heil
----------------------    Chief Executive Officer,
J. Michael Heil           Chief Accounting Officer         December 19, 2000
                          and Chairman of
                          the Board of Directors
/s/ Chandos C. Mahon
----------------------
Chandos C. Mahon          Chief Operating Officer          December 19, 2000


/s/ Danny R. Thompson
----------------------
Danny R. Thompson                Director                  December 20, 2000


/s/ Andre Peterson
----------------------
Andre Peterson                   Director                  December 19, 2000


/s/ John Bartholomew
----------------------
John Bartholomew                 Director                  December 19, 2000


/s/ Robert E. Warfield
----------------------
Robert E. Warfield               Director                  December 19,2000

                                  EXHIBIT INDEX
                                  -------------


         Exhibit / Description
         ---------------------

         3.1 Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043).

         3.2 Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A, Registrant's Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043).

         5.1      Opinion of Wenthur & Chachas

         23.1     Consent of HJ & Associates, LLP

         23.2     Consent of Wenthur & Chachas (included in Exhibit 5.1).

         24.1     Power of Attorney (included on signature page).

                                   EXHIBIT 5.1
                                   -----------

                               OPINION OF COUNSEL
                               ------------------

                        [LETTERHEAD OF WENTHUR & CHACHAS]

                                February 2, 2001

Chequemate International, Inc.
Board of Directors
330 Washington Blvd.
Marina Del Rey, California 90292

Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Chequemate International, Inc., a Utah corporation

Dear Board of Directors:

     As counsel for Chequemate International, Inc., a Utah corporation (the "Registrant" or the "Company"), and in connection with the issuance of 50,000 shares of the Company's common stock, $0.001 par value per share (the "Securities") for consulting services provided by Gordon Jones, pursuant to the terms a consulting agreement with Mr. Jones dated August 30, 2000, I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

     As you are aware, no services to be performed and billed to the Company which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities which are Registered on Form S-8. Further, as set forth in SEC Release No. 33-7646, while the Company may contract for consulting services with an entity that is not a natural person, the securities to be registered on Form S-8, must be issued to the a natural person or persons working for the consulting entity who provided bona fide services to the Company. In this regard it is my understanding that said shares will be issued to Gordon Jones, who is not an officer, director or affiliate of the Company.

     In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

     1.   Articles of Incorporation and all restatements and amendments thereto;

     2.   By-laws and all restatements and amendments thereto;

     3. The Prospectus filed pursuant to Rule 424(b)(3) in connection with the Registration Statement on Form S-3, dated March 28, 2000, as amended (Commission File Number 333-72797).

     4. Registration Statement on Form 8-A, dated May 26, 1999, (Commission File Number 001-15043), including any amendments thereto.

     5. The Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, as amended, and all quarterly and period reports filed by the Company thereafter to date; and

     6.   A copy of the  consulting  agreement  between  the  Company and Gordon
     Jones.

Opinion of Counsel
Page 2
--------------------------------------------------------------------------------

     In rendering this opinion, I have also reviewed SEC Release No. 33-7646 pertaining to the Final Rule of the Securities and Exchange Commission adopting amendments to Form S-8.

     Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities to be issued and registered will be natural persons and have provided bona fide services to the Company, and that none of the services performed by the recipients shall be or were be related in any way to "capital raising transactions."

     Based upon the foregoing and in reliance thereon, it is my opinion that the Securities to be issued for bona fide consulting services, will, upon their issuance and delivery to the recipients thereof, who are natural persons, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other party or under any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

     Further, this opinion is limited to the corporate laws of the State of Utah and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.

     This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any amendment thereto; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent

                                                 Sincerely,



                                                 /S/ George G. Chachas
                                                 George G. Chachas
GGC:lp
encl.

                                  EXHIBIT 23.1
                                  ------------


                      [LETTERHEAD OF HJ & ASSOCIATES, LLP]

                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

We hereby consent to the incorporation by reference in the Registration Statement of Chequemate International, Inc., on Form S-8 to be filed with the Securities and Exchange Commission of our report dated July 7, 2000 on the financial statements of Chequemate International, Inc. which expressed an unqualified opinion and included an explanatory paragraph related to a going concern uncertainty appearing in the financial statements as of March 31, 2000 and September 30, 2000.


/s/ HJ & Associates, LLP
HJ & Associates, LLP
Salt Lake City, Utah
January 3, 2001